EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the use of our report dated December 23, 1996 and to all references to our Firm included in or made a part of this registration statement.


                                                 /s/ HOLTZ RUBENSTEIN & CO, LLP

                                                     HOLTZ RUBENSTEIN & CO, LLP


Melville, New York
December 22, 1999